Exhibit 99.1


Bateman & Co., Inc., P.C.
Certified Public Accountants
5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
Fax (713) 552-9700
www.batemanhouston.com


February 19, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington DC  20549

Gentlemen:

We were previously principal accountants for Horizontal Ventures, Inc. and we issued our report dated April 14, 1998 on the financial statements of Petro Union, Inc., dba Horizontal Ventures, Inc. as of December 31, 1997 and for the two years then ended. We have read the Form 8-K dated February 18, 1999, and we concur with the information shown therein. We had no disagreements with Horizontal Ventures, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ending December 31, 1997.

                                   Very truly yours,


                                   /s/ Batement & Co., Inc., P.C.

     cc:  Horizontal Ventures, Inc.


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